Exhibit (e)(6)

SECOND AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This second amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of July 29, 2025, by and between Northern Funds (“Trust”) and Northern Funds Distributors, LLC (“Distributor” and together, the “Parties”) is effective as of [ ], 2026.

WHEREAS, the Parties wish to amend Exhibit A of the Agreement to update the Funds list; and,

WHEREAS, Section 8(c) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.  Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.  Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.  Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.  This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

Northern Funds	Northern Funds Distributors, LLC
By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

NTAC:3NS-20

Exhibit (e)(6)

EXHIBIT A

1. Northern Trust Short-Term Tax-Exempt Bond ETF

2. Northern Trust Intermediate Tax-Exempt Bond ETF

3. Northern Trust Tax-Exempt Bond ETF

4. Northern Trust 2030 Inflation-Linked Distributing Ladder ETF

5. Northern Trust 2035 Inflation-Linked Distributing Ladder ETF

6. Northern Trust 2045 Inflation-Linked Distributing Ladder ETF

7. Northern Trust 2055 Inflation-Linked Distributing Ladder ETF

8. Northern Trust 2030 Tax-Exempt Distributing Ladder ETF

9. Northern Trust 2035 Tax-Exempt Distributing Ladder ETF

10. Northern Trust 2045 Tax-Exempt Distributing Ladder ETF

11. Northern Trust 2055 Tax-Exempt Distributing Ladder ETF

12. Northern Trust US Equity ETF

13. Northern Trust 2031 Tax-Exempt Distributing Ladder ETF

14. Northern Trust 2036 Tax-Exempt Distributing Ladder ETF

15. Northern Trust 2046 Tax-Exempt Distributing Ladder ETF

16. Northern Trust 2056 Tax-Exempt Distributing Ladder ETF

17. Northern Trust 2031 Inflation-Linked Distributing Ladder ETF

18. Northern Trust 2036 Inflation-Linked Distributing Ladder ETF

19. Northern Trust 2046 Inflation-Linked Distributing Ladder ETF

20. Northern Trust 2056 Inflation-Linked Distributing Ladder ETF

21. Northern Trust New York Intermediate Tax-Exempt Bond ETF

22. Northern Trust California Intermediate Tax-Exempt Bond ETF

23. Northern Trust Equity Income ETF

24. Northern Trust Tax-Advantaged Ultra-Short Fixed Income ETF

25. Northern Trust MSCI US 500 ETF

26. Northern Trust MSCI US 400 ETF

27. Northern Trust MSCI US 2000 ETF

28. Northern Trust MSCI EAFE ETF

NTAC:3NS-20